UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): January 8, 2015

Cleveland BioLabs, Inc.

(Exact Name of Issuer as Specified in Charter)

DELAWARE	001-32954	20-0077155
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

73 High Street

Buffalo, NY 14203

(Address of Principal Executive Offices and zip code)

(716) 849-6810

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On January 8, 2015, Cleveland BioLabs, Inc. (“the Company”) entered into Amendment No. 1 to Securities Purchase Agreement and March 2010 Warrants (the “Amendment”) to amend certain terms of (i) that certain Securities Purchase Agreement, dated as of February 25, 2010, (the “Purchase Agreement”) by and among the Company and the parties (each individually a “Purchaser,” and collectively the “Purchasers”) named on the signature pages attached thereto, and (ii) those certain Common Stock Purchase Warrants (the “Warrants”) issued to the Purchasers pursuant to the Purchase Agreement.

With respect to the Purchase Agreement, the Amendment removes restrictions on the Company’s ability to effect an issuance involving a variable rate transaction. With respect to the Warrants, the Amendment extends the termination date from March 2, 2015 to March 2, 2017 and provides anti-dilution protection for variable rate transactions.

The Amendment is filed as an exhibit to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing is only a brief description of the material terms of the Amendment and does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to the exhibits.

Item 3.03(a) Material Modification to Rights of Security Holders

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03(a).

Item 9.01 Financial Statements and Exhibits.

(d)

Exhibit No.	Description

10.1	Amendment No. 1 to Securities Purchase Agreement and March 2010 Warrants

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cleveland BioLabs, Inc.

Date: January 13, 2015	By:	/s/ YAKOV KOGAN
	Name:	Yakov Kogan
	Title:	Chief Executive Officer